EXHIBIT 10.1-1

Form of RSU Agreement – Non-Employee Director

PTC INC.

2000 Equity Incentive Plan

Restricted Stock Unit Agreement

PTC Inc. (the “Company”), a Massachusetts corporation, hereby grants to the person named below restricted stock units (“Restricted Stock Units” or “RSUs”) representing the right to receive shares of Common Stock, $0.01 par value, of the Company (the “Award”) under and subject to the Company’s 2000 Equity Incentive Plan (the “Plan”) and the Award Terms and Conditions set forth below. By accepting this Award, the Grantee agrees to those Terms and Conditions.

Grantee:
Date of Grant:
Grant No:
Number of Restricted Stock Units:
Vesting Schedule:

The shares issuable upon vesting of this Award will not be released until all applicable withholding taxes have been collected from the Grantee or otherwise provided for.

PTC INC.

By:

Award Terms and Conditions

1.
Plan Incorporated by Reference. This Award is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This Agreement does not set forth all the terms and conditions of the Plan, which are incorporated herein by reference. Copies of the Plan may be obtained upon written request without charge from the Legal Department of the Company.
2.
Restricted Stock Units. As of the date hereof, each RSU represents the right to receive one share of Common Stock, $0.01 par value, of the Company.

3.
Vesting of RSUs; Issuance of Common Stock. Upon each vesting of a RSU in accordance with the vesting schedule set forth above (each, a “Vest Date”), subject to Sections 7 and 8 below, the Company shall issue to the Grantee one share of Common Stock for each RSU that vests on such Vest Date (the “Shares”) as soon as practicable after such Vest Date, but in no event later than March 15 of the following calendar year.

4.
Award and Restricted Stock Units Not Transferable. This Award and the RSUs are not transferable by the Grantee.
5.
Termination of Service. If the Grantee ceases to serve as a director of the Company for any reason (voluntary or involuntary, other than death or Disability), all RSUs that remain unvested shall upon such cessation of service immediately and irrevocably terminate and unvested RSUs and the underlying Shares in respect of such RSUs shall immediately and irrevocably be forfeited. If the Grantee ceases to serve as a director of the Company due to such Grantee’s death or Disability, all unvested RSUs shall automatically vest as of the date of such Grantee’s death or Disability. “Disability” means such physical or mental incapacity as to make the director unable to perform the essential functions of the director’s duties for a period of at least sixty (60) consecutive days with or without reasonable accommodation. If any question shall arise as to whether during any period the director is so disabled as to be unable to perform the essential functions of the director’s duties with or without reasonable accommodation, the director may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the director or the director’s guardian has no reasonable objection as to whether the director is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Award be conclusive of the issue. The director shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the director shall fail to submit such certification, the Company’s determination of such issue shall be binding on the director.

6.
No Right to Shares or as a Stockholder. The Grantee shall not have any right in, to or with respect to any of the Shares (including voting rights or rights with respect to dividends paid on the Common Stock) issuable under the RSUs until the RSUs are settled by issuance of such Shares to the Grantee.

7.
Payment of Taxes. The Grantee shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the Shares no later than the date of the event creating the tax liability and in any event before the Shares are delivered to the Grantee. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Grantee. In the Committee’s discretion, the minimum tax obligations required by law to be withheld with respect to the Shares may be paid in whole or in part in shares of Common Stock valued at their Fair Market Value on the date of delivery. The Company may, in its discretion, withhold from the Shares delivered to the Grantee upon vesting of the RSUs such number of Shares as the Company determines is necessary to satisfy the minimum tax obligations required by law to be withheld or paid in connection with the issuance of such Shares, valued at their Fair Market Value on the date of issuance.

8.
Securities and Other Laws. It shall be a condition to the Grantee’s right to receive the Shares hereunder that the Company may, in its discretion, require (a) that the Shares shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed issuance and delivery of the Shares to the Grantee shall be exempt from registration under the Act and the Grantee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Grantee, or both.

9.
Adjustment in Provisions. In the event that there are any changes in the outstanding Common Stock of the Company by reason of stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other such transaction affecting the Company’s Common Stock, the number of RSUs and/or relevant portions of this Agreement shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes.

10.
Change in Control. In order to preserve Grantee’s rights under this Agreement, in the event of a Change in Control of the Company (as defined in the Plan), the vesting of all unvested RSUs hereunder shall be accelerated automatically such that all unvested RSUs shall vest on the effective date of the Change in Control (without regard to any voluntary resignation or involuntary termination of service as a director upon such Change in Control).

11.
Amendments. The Committee may amend, modify or terminate this Agreement, including substituting therefor another Award of the same or a different type, provided that Grantee’s consent to such action shall be required, unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect Grantee.

12.
No Right to Continued Service. The Grantee shall not be deemed to have any rights to continued service as a director of the Company by virtue of the grant of RSUs. Neither the adoption, maintenance, nor operation of the Plan nor this Agreement shall confer upon the Grantee any right with respect to the continuance of such Grantee’s directorship of the Company or of any Affiliate.

13.
Decisions by Committee. Any dispute or disagreement that shall arise under, or as a result of, or pursuant to this Agreement shall be resolved by the Committee in its absolute and sole discretion, and any such resolution or any other determination by the Committee under, or pursuant to, this Agreement and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.

14.
Notices. Any notice that either party hereto shall be required or permitted to give to the other shall be in writing and may be delivered personally, by facsimile or by mail, postage prepaid, addressed as follows: to the Company at 121 Seaport Boulevard, Boston, Massachusetts 02210, Attention: General Counsel, Legal Department), or at such other address as the Company by notice to the Grantee may designate in writing from time to time, and to the Grantee at the Grantee’s address of record with the Company or at such other address as the Grantee, by notice to the General Counsel of the Company, may designate in writing from time to time.